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                                                                    EXHIBIT 10.3

                          ANCILLARY STOCK OPTION PLAN

          THIS ANCILLARY STOCK OPTION PLAN (the "Ancillary Plan") is made as of August 6, 1991, by Aastrom Biosciences, Inc. (the "Company"), with respect to the facts set forth below.

                                    RECITALS

          A. On August 15, 1989, the Company formally approved the 1989 Stock Option Plan (the "1989 Plan"), pursuant to which the Board of Directors of the Company (the "Board") is authorized to grant tax qualified "incentive stock options" to employees of the Company or its affiliates and tax nonqualified "supplemental stock options" to employees, officers, employed directors and consultants of the Company or its affiliates.

          B. In order to advance the growth and prosperity of the Company, the Board believes that it is in the best interests of the Company to also grant stock options on certain occasions to certain parties and persons selected by the Board who are not otherwise eligible to receive stock options under the terms of the 1989 Plan.

                                   AGREEMENT

          NOW, THEREFORE, Company hereby authorizes and establishes this Ancillary Plan, pursuant to the terms and conditions set forth below.

          1. Purpose. The purpose of the Ancillary Plan is to advance the growth and prosperity of the Company and its shareholders by providing incentives to certain parties and persons selected by the Board who are not otherwise eligible to receive stock options under the 1989 Plan. The stock options granted pursuant to this Ancillary Plan shall be treated as "nonqualified tax options" under the U.S. Internal Revenue Code.

          2.   Term.     The term of this Ancillary Plan shall commence on the
date set forth above and shall terminate upon resolution by the Board.

          3. Shares of Stock Subject to this Ancillary Plan. The shares of Common Stock which may be issued pursuant to the Ancillary Plan upon exercise of stock options shall not exceed in the aggregate Fifty Thousand (50,000) shares of the Company's Common Stock, unless otherwise approved by the Board by vote of not less than two thirds (2/3) of the Board. Such shares of Common Stock shall be authorized and unissued shares. The shares allocated to this Ancillary Plan and the stock options granted pursuant to this Ancillary Plan are in addition to, and not part of, the shares allocated to and granted pursuant to the 1989 Plan.
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          4.   Administration of the Plan.  The Board shall administer the
Ancillary Plan, select the persons to whom stock options shall be granted, determine the number of shares of Common Stock to be optioned and awarded, determine the purchase price per share of Common Stock deliverable upon the exercise of a stock option, determine the method of payment upon the exercise of an option, and interpret, construe and implement the provisions of this Ancillary Plan. An option may be exercisable at any time from time to time, subject to such timing, performance criteria, conditions and restrictions as determined by the Board on a case by case basis for each option as set forth in the Stock Option Agreements.

          5. Stock Option Agreements. The granting of stock options shall be evidenced by a Stock Option Agreement, containing such terms and conditions as the Board of Directors shall deem appropriate. The provisions of the Stock Option Agreements granted pursuant to this Ancillary Plan need not be identical, may be similar to or different from the form of Stock Option Agreements granted under the 1989 Plan, and may be customized as determined by the Board on a case by case basis.

          6. Amendment of this Ancillary Plan. This Ancillary Plan may, at any time or from time to time, be terminated, modified or amended by the Board.

          7.   Approval.  Approved by the Board on August 6, 1991.




                                                /s/ R. DOUGLAS ARMSTRONG
                                                --------------------------
                                                R. Douglas Armstrong, Ph.D
                                                             President/CEO
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                       ANCILLARY STOCK OPTION AGREEMENT

                                           Optionee:

     AASTROM Biosciences, Inc., formerly known as Ann Arbor Stromal, Inc., (the "Company"), pursuant to its Ancillary Stock Option Plan dated August 6, 1991 (the "Plan"), has granted to you, the Optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue code of 1986, as amended from time to time (the "Code"). The date of grant of this option is as of _________________, ____.

     The grant hereunder is a matter of separate inducement and agreement in connection with your services to the Company and not in lieu of any other compensation for services, and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and applicable state law exemptions from registration.

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is _____________________. Subject to the limitations contained herein, including without limitation Section 5 hereof, this option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:

          Number of Shares                             Date of Earliest Exercise
          ----------------                             ------------------------
           (Installment)                                       (Vesting)
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Ancillary Stock Option Agreement
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     2.   a.   The exercise price of this option is ___________ per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

          b. Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by you. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock.

     3. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100) except (a) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option this paragraph 3 shall not apply.

     4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or if such shares are not then so registered, the exercise and issuance of such shares would be exempt from the registration requirements of the Act.

     5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below, terminates twelve (12) years from the date this option is granted. This option shall terminate prior to the expiration of its term as follows: this option shall terminate three (3) months after the termination of your participation in the University of Michigan ex vivo bone marrow project more fully described in that certain Option Agreement dated March 24, 1989, between the Company, the University of Michigan and H&Q Life Science Technology Fund 1 (hereinafter such participation in the ex vivo bone marrow project
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Ancillary Stock Option Agreement
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               shall be referred to as "Employment") for any
               reason or for no reason unless:

               a. such termination of your Employment is due to your permanent and total disability (within the meaning of Section 422A(c)(7) of the
                   Code), in which event the option shall
                   terminate on the earlier of the termination date set forth above or one (1) year following such termination of Employment; or

               b. such termination of Employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or eighteen (18) months after your death; or

               c.  during any part of such three (3) month
                   period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Employment; or

               d.  exercise of the option within three (3)
                   months after termination of your Employment would result in liability under section 16
                   (b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (i) the tenth (10th) day after the last date upon which exercise would result in such liability or (ii) six (6) months and ten (10) days after the termination of your Employment; or

               e. such termination of your Employment is a temporary leave of absence occasioned by your resuming studies at the University of Michigan toward a doctorate degree, in which event vesting of installments of this option as set forth in Section 1 scheduled for any date after the date on which the leave of absence commenced (the "Leave Date") will be suspended, and the vesting schedule set forth in Section 1 shall be deemed to have been amended as follows. Should you Employment

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Ancillary Stock Option Agreement
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             resume at any time during the two (2) year
             period after the Leave Date, vesting of
             installments of this option will resume, with the first suspended installment vesting on the date that your Employment resumes, the second suspended installment vesting 3 months thereafter, and so on, so that each succeeding suspended installment vests 3 months after the date on which the previous suspended installment vested. If your
             Employment does not resume during the two (2) year period after the Leave Date, this option will be deemed to have terminated on the Leave Date, and only those shares that vested on or prior to the Leave Date will be exercisable.

         f. The termination of this option pursuant to this Section 5 shall apply only to those shares not yet vested according to the schedule contained in Section 1 herein, and any provision herein or in the Plan notwithstanding, shall not apply to such vested shares. Any shares that have vested hereunder shall remain exercisable for the twelve (12) year period specified in this
             Section 5.

             However, this option may be exercised
             following termination of Employment only as to that number of shares as to which it was exercisable under the provisions of paragraph
             1 of this option on the date of termination of Employment.

     6.  a.  This option may be exercised, to the extent
             specified above, by delivering a notice to
             exercise (in a form designated by the
             Company) together with the exercise price to
             the Secretary of the Company, or to such
             other person as the Company may designate,
             during regular business hours, together with
             such additional documents as the Company may
             then require pursuant to subparagraph 5(f) of
             the Plan.
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Ancillary Stock Option Agreement
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         b.  By exercising this option you agree that:

             (i) the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of
                   (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

             (ii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred fifty (150) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters; provided, however, that such restriction shall apply only if, on the Effective Date, you are an officer, director, or owner of more than one percent (1%) of the outstanding securities of the Company. For purposes of this restriction, you will be deemed to own securities which
                   (i) are owned directly or indirectly by you, including securities held for your benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by you within sixty
                   (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or





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Ancillary Stock Option Agreement
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                  beneficiary, but only to the extent of your proportionate
                  interest therein as a shareholder, partner or beneficiary thereof. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

     8. Upon exercise of the option in whole or in part, you will be required to execute a Stock Transfer Restriction and Buy-Out Agreement substantially in the form attached hereto, which sets forth restrictions on transfer of the Stock and gives the Company the right to purchase the Stock under certain circumstances.

     9. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue Employment, or of the Company to employ you.

     10. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     11. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 5 of the Plan relating to stock option agreements, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

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Ancillary Stock Option Agreement
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     Dated as of the ____ day of _______________________, 19__.

                                       Very truly yours,

                                       AASTROM BIOSCIENCES, INC.



                                       By:
                                          --------------------------------------
                                          R. Douglas Armstrong, Ph.D.
                                          President/CEO


                                       Duly authorized on behalf of the
                                       Board of Directors



The undersigned:

     a. Acknowledges receipt of this Agreement and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in this Agreement and the Plan; and

     b. Acknowledges that as of the date of grant of this option, this Agreement sets forth the entire understanding between the undersigned optionee and the Company its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.


                                       -----------------------------------------
                                       OPTIONEE



                                       Address:
                                               ---------------------------------

Attachments:

Ancillary Stock Option Plan dated August 6, 1991

Stock Transfer Restriction and Buy-Out Agreement